Exhibit 3.582

Secretary of State	ARTICLES OF ORGANIZATION
(R.S. 12:1301)

	Domestic Limited Liability Company	Return to:	Commercial Division
	Enclose $75.00 filing fee		P. O. Box 94125
	Make remittance payable to		Baton Rouge, LA 70804-8125
	Secretary of State		Phone (225) 925-4704
	Do not send cash		Web Site: www.sos.louisiana.gov

STATE OF ARIZONA                                                                    Check one: ☑ Business ☐ Nonprofit
PARISH/COUNTY OF MARICOPA
1.	The name of this limited liability company is : Jefferson Parish Development Company, LLC

2.	This company is formed for the purpose of: (check one)
☑	Engaging in any lawful activity for which limited liability companies may be formed.

☐
(use for limiting activity)

3.	The duration of this limited liability company is : (may be perpetual) perpetual

4.	Other provisions:	AL ATER
SECRETARY OF STATE
RECEIVED & FILED
DATE SEP 22 2005

Signatures:
/s/ Jo Lynn White
Jo Lynn White, Authorized Representative

On this 22nd day of September, 2005, before me personally appeared Jo Lynn White, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he/she executed it as his/her free act and deed.
NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY#

[ILLEGIBLE]	Notary Public State of Arizona
Notary Signature	[ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
(See instructions on back)